UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   December 1, 2010

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c)

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events

Item 9.01	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 99.1:	Press release entitled “Altair Nanotechnologies Regains Compliance With NASDAQ Minimum Bid Price Requirements”.

Item 7.01	Regulation FD Disclosure.

On December 3, 2010, Altair issued a press release entitled “Altair Nanotechnologies Regains Compliance With NASDAQ Minimum Bid Price Requirements”.  A copy of this press release is furnished hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On December 1, 2010, Altair Nanotechnologies Inc. (the "Company") received a letter from the Nasdaq Stock Market (“NASDAQ”) confirming that the closing bid price of the Company's has been at $1.00 per share or greater for at least 10 consecutive business days and, therefore, the Company has regained compliance with the minimum bid price requirement of NASDAQ Listing Rule 5550(a)(2) (the "Rule").
On December 22, 2009, Altair received notification from NASDAQ indicating the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market, as set forth in the Rule. On June 22, 2010, the Company was granted an additional 180 days to regain compliance with the Rule, which was scheduled to expire on December 20, 2010.  As a result of satisfying the minimum bid price requirement, the matter identified in the December 2009 letter is now closed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release entitled “Altair Nanotechnologies Regains Compliance With NASDAQ Minimum Bid Price Requirements”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: December 3, 2010	By:	/s/ John Fallini
John Fallini, Chief Financial Officer